Stock Option Exchange Offer November 12, 2004 Exhibit (a)(1)(E)

Purpose of the Stock Option Exchange Offer Stock options are an important long-term compensation tool to Create ownership in which employees think like owners, aligning employees' and shareowners' interests Attract and retain the talent we need to continue our success Motivate employees by sharing in the financial success they've helped create Due to market volatility, many Conexant employees hold stock options with an exercise price that significantly exceeds our current common stock price These underwater options no longer provide motivational impact or retention value The Stock Option Exchange program will potentially Restore the motivational impact and retention value of stock options Maintain the current overhang rate Assure that long-term incentives provide reward for real business results

The Exchange Offer Employees may exchange eligible options with an exercise price of $5.00 or more Both vested and unvested stock options may be exchanged All options will be exchanged for non-qualified stock options All current Conexant employees are eligible to participate A voluntary exchange of eligible unexercised options for new options to be granted at least 6 months and 1 day after the tendered options are cancelled

The Exchange Offer (continued) One-to-one exchange ratio All participating employees will receive 1 new option for every option turned in for exchange New options vesting will begin (start over) at the time of the replacement grant You do not have to exchange all of your eligible grants You may choose which grants to exchange Individual option grants must be exchanged in their entirety less any exercised options Partial exchanges of an individual option grant are not allowed If you elect to exchange eligible options, you must exchange any options granted to you since May 12, 2004, regardless of exercise price You must be employed with Conexant at the time of the re-grant to receive the replacement options

Terms of the Replacement Option Grant Grant Date Replacement options will be granted at least 6 months and 1 day after the cancellation date. Current re-grant date is expected to be June 14, 2005 (subject to change) Exercise Price The fair market value of our stock on the replacement option grant date Vesting Option grants originally dated 2003 or 2004 will vest 50% one year after the re-grant and 25% each year thereafter Option grants originally dated 2002 or earlier will vest over three years at 1/3 each year after the re-grant Replacement grants for Senior Vice Presidents and above will vest over three years at 1/3 each year after the re-grant

Terms of the Replacement Option Grant (continued) Special Vesting Provision if involuntarily terminated To help protect you in case of a reduction in force or reorganization, the replacement options will have a special vesting provision If you are involuntarily terminated (other than for cause) within one year of the replacement option grant date, 50% of the replacement options will vest immediately and you will have until December 31, 2006 to exercise those options Expiration Term of Option Eight years from replacement option grant date Type of Option All replacement options will be non-qualified stock options (NQSO) granted from the Conexant 2000 Plan, even if you tender an incentive stock option (ISO)

Terms - Employees Outside the U.S. Generally, the terms of the offer are the same for employees outside the U.S., with some country-specific exceptions Please carefully review the country-specific information in the Offer to Exchange document Check with your tax and/or legal advisor before deciding whether to participate

Tax Implications Conexant advises you to consult your financial or tax advisor on your personal situation U.S. residents - No taxes should result by participating in the exchange Residents outside of the U.S. - Varying tax consequences depending on the foreign jurisdiction (see the Offer to Exchange document for details) Non-qualified Stock Options (NQSO) do not receive the same favorable tax treatment as Incentive Stock Options (ISO)

Making Your Decision Neither Conexant nor its Board of Directors makes any recommendations as to whether you should participate in the Option Exchange program Neither Conexant nor its Board of Directors has authorized any person to make such recommendation on behalf of Conexant Conexant cannot help you make your decision about whether to participate You should understand the risks before making any decision about whether to participate

Making Your Decision Read all the option exchange material on nextweb Also available at http://www.conexant.com/ir/sec_filings.html Review your option holdings on the Mellon website https://esd.melloninvestor.com You will need Your Global ID U.S. Social Security number or International ID number (900+6-digit CNXT ID#; for Israel 920+6-digit CNXT ID#) Your PIN number A reminder PIN has been sent to your address of record. If you have misplaced your PIN, you can contact Mellon at 888-470-5829 or consult their web site for a new one. It can take 10-14 days to receive your new PIN, so please do not wait until the last few days to request a new one The Stock symbol - CNXT Election Forms are available on nextweb and in the Human Resources department

Making Your Decision If you elect to participate: Complete, sign, and return the Election Form to the Conexant Stock Administration office in Human Resources by 5:00 pm U.S. PST on Monday, December 13, 2004 By fax at (949) 483-4525 By hand delivery to 4000 MacArthur Blvd, Newport Beach, CA, Main Building - first floor Note: delivery by e-mail or mail (USPS or interoffice) will not be accepted Stock Administration will confirm receipt of your Election Form via e-mail within three days If you do not receive a confirmation, contact Stock Administration No action is required if you choose not to participate Your completed, signed Election Form must be received in the Conexant Stock Administration office by 5:00 pm U.S. PST on December 13, 2004

Changing Your Election You may change your election at any time before the end of the offer period Complete a new Election Form and deliver it to the Stock Administration office You may choose to withdraw your election Complete a Withdrawal Form and deliver it to the Stock Administration office The last properly submitted form received by 5:00 pm U.S. PST on Monday, December 13, 2004 will be used to process your election

Sample Election Form SAMPLE SAMPLE

Sample Withdrawal Form SAMPLE

A Final Reminder . . . Stock Administration must receive your election by 5:00 pm U.S. PST December 13, 2004 NO EXCEPTIONS Forgot Out Sick Traveling Customer Meetings Vacation Leave of Absence If you make no election, your options will continue in effect through their original expiration date(s) at their original exercise price(s)

What Should You Consider? To receive the new options, you must be employed with Conexant when the replacement options are granted. If your employment ends for any reason before the new options are granted, you will not receive new options and your cancelled options will not be reinstated Stock price may rebound during the 6-month and 1-day period Replacement grant could have a higher exercise price than the grants you exchanged The vesting terms for the replacement option grant is different than your existing grants Please see the Offer to Exchange documents for other considerations Participation Is Voluntary

This presentation and the information contained in it are provided for informational purposes and are a summary only. For complete details and the full terms and conditions of the Employee Stock Option Exchange Program, refer to the Offer to Exchange and related documents. Additional Information Carefully read all of the Employee Stock Option Exchange Program documents Announcement from Dwight Decker outlining the Offer Offer to Exchange Questions & Answers Election Form and Withdrawal Form If you have further questions E-mail stock.admin@conexant.com or Contact Conexant Stock Administration at (949) 483-4525 All information can be obtained on nextweb

Restrictions within Tender Offer Rules All written communications regarding the exchange offer must be disclosed as an amendment to the Schedule TO filed with the Securities Exchange Commission - including e-mail reminders All company official communications must originate from Stock Administration or Legal All questions not answered in the Q&A should be answered by Stock Administration only (VPN 483-4525) There are no special programs for people who do not participate in or are excluded from the exchange offer No payment (or other form of consideration) will be promised to an employee for participation in the options exchange program

Important Dates Expected option re-grant date December 13, 2004 5:00 pm U.S. PST December 13, 2004 June 14, 2005 All dates are subject to change in the event the offer period is extended Deadline for electing to participate in the exchange Date tendered options will be cancelled